UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 22, 2016

ANADIGICS, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25662	22-2582106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Mt. Bethel Road
Warren, New Jersey	07059
(Address of Principal Executive Offices)	(Zip Code)

(908) 668-5000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

On February 22, 2016, the Company issued a press release announcing that (i) II-VI Incorporated (“II-VI”) delivered to the Company proposed amendments to the previously announced January 15, 2016 agreement and plan of merger that does not increase the purchase price above the $0.73 price per share in II-VI’s previously proposed amendment and (ii) the bidder previously identified as “Party B” had increased its offer to $0.81 per share. The press release also announced the decision of the Company’s Board of Directors to terminate the auction process in the next several days. A copy of the press release is attached to this Report as Exhibit 99.1 and is incorporated in this Report by reference.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated February 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2016

ANADIGICS, Inc.

By:	/s/ Ronald L. Michels
Name:	Ronald L. Michels
Title:	Chairman and Chief Executive
Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 22, 2016